UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




             Date of Report (Date of earliest reported) May 2, 2003
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                       MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)


                             Iowa 0-25551 94-2213782
                             ---- ------- ----------
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


                    666 Grand Avenue, Des Moines, Iowa 50309
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (515) 242-4300
                                 --------------


                                       N/A
                         ------------------------ ----
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         MidAmerican Energy Holdings Company ("MidAmerican") reports that its natural gas pipeline subsidiary, Kern River Gas Transmission Company ("Kern River"), has completed the construction of its 2003 Expansion Project at a total cost of approximately $1.2 billion. The expansion, which was placed into operation on May 1, 2003, increased the design capacity of the existing Kern River pipeline by 885,626 decatherms per day to 1,755,626 decatherms per day.

         MidAmerican also reports that on May 1, 2003, Kern River Funding Corporation, a wholly owned subsidiary of Kern River, issued $836 million of its 4.893% Senior Notes with a final maturity on April 30, 2018. The proceeds were used to repay all of the approximately $815 million of outstanding borrowings under Kern River's $875 million credit facility. Kern River entered into this credit facility in 2002 to finance the construction of the 2003 Expansion Project. The credit facility was canceled and a completion guarantee issued by MidAmerican in favor of the lenders as part of the credit facility terminated upon completion of the 2003 Expansion Project.




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FORWARD-LOOKING STATEMENTS

         This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by the use of forward-looking words, such as "may", "will", "could", "project", "believe", "anticipate", "expect", "estimate", "continue", "potential", "plan", "forecast" and similar terms. These statements represent MidAmerican's intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside MidAmerican's control and could cause actual results to differ materially from such forward-looking statements.

         These factors include, among others, general economic and business conditions in the jurisdictions in which MidAmerican's facilities are located; governmental, statutory, regulatory or administrative initiatives or ratemaking actions affecting MidAmerican or the electric or gas utility, pipeline or power generation industries; weather effects on sales and revenues; general industry trends; increased competition in the power generation, electric utility or pipeline industries; fuel and power costs and availability; continued availability of accessible gas reserves; changes in business strategy, development plans or customer or vendor relationships; availability, term and deployment of capital; availability of qualified personnel; risks relating to nuclear generation; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the Securities and Exchange Commission ("SEC"), the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and other business or investment considerations that may be disclosed from time to time in MidAmerican's SEC filings, including MidAmerican's Report on Form 8-K dated November 13, 2002, or in other publicly disseminated written documents.

         MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MIDAMERICAN ENERGY HOLDINGS COMPANY



                                        /s/ Paul J. Leighton
                                        Paul J. Leighton
                                        Vice President, Assistant General
                                          Counsel and Assistant Secretary


Date:  May 2, 2003